Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Pre-effective Amendment Number 3 to the Registration Statement on Form S-1 of FPB Bancorp, Inc. (the “Company”), dated November 23, 2009, of our reports appearing in the Company’s Annual Report on

Form 10-K for the year ended December 31, 2008. We also consent to the reference to our firm under the heading “Experts” in such Registration Statement.

/s/ Hacker, Johnson & Smith PA

HACKER, JOHNSON & SMITH PA

Tampa, Florida

November 23, 2009